UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2016

Patriot National, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36804	46-4151376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard, Suite 1650 Fort Lauderdale, Florida		33301
(Address of Principal Executive Offices)		(Zip Code)

(954) 670-2900

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed in the Current Report on Form 8-K filed on December 7, 2016, on November 30, 2016, a verified stockholder class action lawsuit was filed in the Court of Chancery of the State of Delaware (the “Court”) by Henry Wasik against Patriot National, Inc. (the “Company”), each of the Company’s current directors and one of the Company’s former directors (together, the “Defendants”). After a hearing held on December 7, 2016 the Court granted a temporary restraining order enjoining the Company from issuing a special cash dividend of $2.50 per share of common stock on December 9, 2016 (the “Special Dividend”) and further enjoining the Company from continuing its previously announced stock repurchase program (the “Repurchase Program”), pending a hearing on a motion for preliminary injunction (the “Preliminary Injunction Hearing”) then to be scheduled for early January 2017.

On December 14, 2016, the Court entered a Stipulated Order (the “Order”) which provides, among other things, that (i) the Company shall not pay the Special Dividend or acquire common stock pursuant to the Repurchase Program pending the Preliminary Injunction Hearing, which shall be delayed until as soon after March 24, 2017 as is convenient for the Court; (ii) the Company shall, subject to a confidentiality order, promptly produce specified documents to the plaintiff in the action; (iii) after the Court sets a date for the Preliminary Injunction Hearing, the parties shall submit a proposed scheduling order to govern the remaining discovery and briefings relating to the motion for preliminary injunction; and (iv) the Defendants’ application for a bond in connection with the December 7, 2016 temporary restraining order is withdrawn and there shall be no bond. The Company has agreed that until the time of the Preliminary Injunction Hearing, it shall, subject to a confidentiality order, provide notice to the plaintiff of certain material events regarding the Company within 72 hours after any resolution by the Company’s board of directors approving such event and at least 24 hours, if possible, before the public announcement of such event.

As a result of the Order, the Company is now prohibited from paying the Special Dividend in January 2017. The Company expects to update its shareholders regarding the Special Dividend after the conclusion of the pending Court proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL, INC.

Date: December 15, 2016	By:	/s/ Christopher A. Pesch
	Name:	Christopher A. Pesch
	Title:	Executive Vice President, General Counsel, Chief Legal Officer and Secretary